Exhibit 99.1

New York Community Bancorp, Inc. to Redeem Five of Its Outstanding Trust Preferred Securities

WESTBURY, N.Y.--(BUSINESS WIRE)--November 19, 2012--New York Community Bancorp, Inc. (NYSE: NYCB) (the “Company”) today announced that it will redeem five of its outstanding trust preferred securities (the “Trust Preferred Securities”) with a total carrying amount of $69.2 million, on Monday, December 31, 2012.

In connection with Section 171 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Section 171”), which mandates that Tier 1 capital credit for trust preferred securities be phased out over a three-year transition period beginning January 1, 2013, the following trust preferred securities will be redeemed pursuant to redemption provisions relating to the occurrence of a capital treatment event:

Issuer	Interest Rate of Capital Securities and Debentures	Junior Subordinated Debenture Carrying Amount (in thousands)	Redemption Price as a Percent of Principal Amount*
Queens County Capital Trust I	11.045%	$10,309	100.000%
Queens Statutory Trust I	10.600	15,564	104.240
LIF Statutory Trust I	10.600	7,732	104.240
___________ *Amounts exclude accrued and unpaid distributions up to and excluding the redemption date.

The following trust preferred securities will be redeemed pursuant to redemption provisions relating to optional redemption:

Issuer	Interest Rate of Capital Securities and Debentures	Junior Subordinated Debenture Carrying Amount (in thousands)	Redemption Price as a Percent of Principal Amount*
Haven Capital Trust II	10.250%	$23,333	103.588%
PennFed Capital Trust II	10.180	12,372	104.581
___________ *Amounts exclude accrued and unpaid distributions up to and excluding the redemption date.

Management does not expect the redemption of the Trust Preferred Securities to have a material impact on the Company’s capital position or regulatory capital ratios.

The Trust Preferred Securities are held in book-entry form through The Depository Trust Company (“DTC”) and will be redeemed in accordance with DTC procedures. Holders of the Trust Preferred Securities need not take any action as DTC will contact each such holder directly.

About New York Community Bancorp, Inc.

With assets of $44.1 billion at September 30, 2012, New York Community Bancorp, Inc. is the 20th largest bank holding company in the nation and a leading producer of multi‐family loans in New York City, with an emphasis on apartment buildings that feature below‐market rents. The Company has two bank subsidiaries: New York Community Bank, a thrift, with 240 branches serving customers throughout Metro New York, New Jersey, Florida, Ohio, and Arizona; and New York Commercial Bank, with 34 branches serving customers in Manhattan, Queens, Brooklyn, Long Island, and Westchester County in New York.

Reflecting its growth through a series of acquisitions, the Community Bank currently operates through seven local divisions, each with a history of strength and service in its community: Queens County Savings Bank in Queens; Roslyn Savings Bank on Long Island; Richmond County Savings Bank on Staten Island; Roosevelt Savings Bank in Brooklyn; Garden State Community Bank in New Jersey; Ohio Savings Bank in Ohio; and AmTrust Bank in Florida and Arizona. Similarly, the Commercial Bank operates 17 of its branches under the divisional name Atlantic Bank.

Additional information about the Company and its bank subsidiaries is available at www.myNYCB.com and www.NewYorkCommercialBank.com.

Forward-Looking Statements

This news release includes forward-looking statements by the Company and our authorized officers pertaining to such matters as our goals, intentions, and expectations regarding the pending redemption of certain trust preferred securities; our estimates of future benefits of this transaction; and our ability to achieve our financial and other strategic goals.

Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” and other similar words and expressions, and are subject to numerous assumptions, risks, and uncertainties, which change over time. Additionally, forward-looking statements speak only as of the date they are made; the Company does not assume any duty, and does not undertake, to update our forward-looking statements. Furthermore, because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those anticipated in our statements, and our future performance could differ materially from our historical results.

Our forward-looking statements are subject to the following principal risks and uncertainties: general economic conditions and trends, either nationally or locally; conditions in the securities markets; changes in interest rates; changes in deposit flows, and in the demand for deposit, loan, and investment products and other financial services; changes in real estate values; changes in the quality or composition of our loan or investment portfolios; changes in competitive pressures among financial institutions or from non-financial institutions; our ability to retain key members of management; our ability to successfully integrate any assets, liabilities, customers, systems, and management personnel we may acquire into our operations, and to realize related revenue synergies and cost savings within expected time frames; our receipt of the necessary regulatory approvals of any transactions in which we may engage; changes in legislation, regulations, and policies; and a variety of other matters which, by their nature, are subject to significant uncertainties and/or are beyond our control.

Greater detail regarding some of these factors is provided in our Form 10-K for the year ended December 31, 2011 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012, June 30, 2012, and September 30, 2012, including in the Risk Factors section of those and other SEC reports. Our forward-looking statements may also be subject to other risks and uncertainties, including those we may discuss elsewhere in this news release, during conference calls and investor presentations, or in our SEC filings, which are accessible on our web site and at the SEC’s web site, www.sec.gov.

CONTACT:
New York Community Bancorp, Inc.
Investors:
Ilene A. Angarola, 516-683-4420
or
Media:
Kelly Maude Leung, 516-683-4032